Exhibit 21

Company	Country

Electronic Data Systems (EDS) de Argentina S.A.	Argentina
Eldorado Computing Inc.	Arizona
EDS (Australia) Pty Limited	Australia
EDS (Australia) Superannuation Fund Pty Ltd	Australia
EDS (Business Process Administration) Pty Limited	Australia
EDS (Payment Services) Pty Limited	Australia
EDS (Queensland) Pty Ltd	Australia
EDS (Services) Pty Limited	Australia
EDS Business Services Pty Ltd	Australia
MphasiS Australia Pty Limited	Australia
Electronic Data Systems (EDS Austria) GmbH	Austria
EDS Gulf States, WLL	Bahrain
Electronic Data Systems Belgium N.V.	Belgium
High Tech Services Insurance, Ltd.	Bermuda
EDS Desenvoluimento de Productos Ltda.	Brazil
EDS-Electronic Data Systems do Brasil Ltda	Brazil
ExcellerateHRO Servicos de Recursos Humanos de Brasil Ltda.	Brazil
EDS Bulgaria EOOD	Bulgaria
EDS Advanced Solutions Inc.	Canada
EDS Canada Inc.	Canada
EDS Finance Partnership (Canada) L.P.	Canada
ExcellerateHRO Canada Co.	Canada
EDS Finance (Cayman)	Cayman Islands
EDS Finance Partnership (Cayman), L.P.	Cayman Islands
Electronic Data Systems Chile, S.A.	Chile
EDS (China) Co., Ltd.	China
Electronic Data Systems Colombia, S.A.	Colombia
Electronic Data Systems (EDS) de Costa Rica S.A.	Costa Rica
EDS, s.r.o.	Czech Republic
EDS Administrative Services LLC	Delaware
EDS Information Services L.L.C.	Delaware
EDS Global Contracts, LLC	Delaware
EDS Japan LLC	Delaware
ExcellerateHRO LLP	Delaware
ExcellerateHRO World Services LLC	Delaware
MbrokeR Inc.	Delaware
MphasiS Corporation	Delaware
Safeguard Services LLC	Delaware
The Feld Group	Delaware
EDS Danmark A/S	Denmark
Electronic Data Systems (EDS) Dominicana, S.A.	Dominican Republic
Electronic Data Systems (EDS Ecuador) CIA, LTDA	Ecuador
Electronic Data Systems (Egypt) SAE	Egypt
Electronic Data Systems de El Salvador, Limitada de Capital Variable	El Salvador
E.D.S. International Limited	England
eBreviate UK Limited	England
EDS Credit Services Limited	England
EDS Defence Limited	England
EDS Europe	England
EDS Finance plc	England
Eisis Limited	England
Electronic Data Systems Limited	England

ExcellerateHRO UK Limited	England
Media Accounting Services Limited	England
MphasiS UK Limited	England
Princeton Consulting Limited	England
EDS Finland Oy Ab	Finland
EDS (Electronic Data Systems) France S.A.S.	France
EDS Answare S.A.	France
EDS Consulting Services S.A.S	France
EDS SPV 1 S.A.S.	France
EDS Application Services GmbH	Germany
EDS Business Solutions GmbH	Germany
EDS Deutschland GmbH	Germany
EDS Mid-Market Solutions GmbH	Germany
EDS Operations Services GmbH	Germany
ExcellerateHRO Duetschland GmbH	Germany
MphasiS Deutschland GmbH	Germany
Systematics GmbH	Germany
Systematics Network Services GmbH	Germany
EDS International (Greece) SA	Greece
Electronic Data Systems (EDS) de Guatemala S.A.	Guatemala
EDS de Honduras, S. De R.L. de C.V.	Honduras
EDS Electronic Data Systems (Hong Kong) Limited	Hong Kong
EDS Electronic Datasystems Hungary Limited	Hungary
EDS-Electronic Data Systems (India) Private Limited	India
GEMS Techno Solutions (India) Private Limited	India
MbrokeR (India) Private Limited	India
MphasiS FinsourcE Limited	India
MphasiS Limited	India
MphasiS Software & Services (India) Private Limited	India
MsourcE (India) Private Limited	India
TH Consulting (India) Private Limited	India
P.T. Electronic Data Systems Indonesia	Indonesia
Electronic Data Systems (Ireland) Limited	Ireland
Electronic Data Systems (EDS) Israel, Ltd.	Israel
EDS Consulting Services Italia SpA	Italy
EDS Electronic Data Systems Italia S.p.A.	Italy
EDS Electronic Data Systems Italia Software S.p.A.	Italy
EDS Pubblica Amministrazione S.p.A.	Italy
Fondiaria-SAI Servizi Tecnologic	Italy
Istiservice S.p.A.	Italy
Roma Servizi Informatici S.p.A.	Italy
Servizi ICT S.r.l.	Italy
Sistemi Sanitari S.p.A.	Italy
Electronic Data Systems (EDS) of Jamaica Limited	Jamaica
EDS Japan Y.K.	Japan
Japan Systems Company Limited	Japan
JS Engineering	Japan
NK Information Engineering	Japan
EDS (Korea) Ltd.	Korea
EDS IT-Services UAB	Lithuania
EDS Electronic Data System Luxembourg S.A.	Luxembourg
EDS Professionel Secteur Financier (PSF) Luxembourg S.A.	Luxembourg
EDS MSC (Malaysia) Sdn Bhd	Malaysia
Electronic Data Systems IT Services (M) Sdn. Bhd.	Malaysia
MsourcE Mauritius Inc.	Mauritius
TH Holdings	Mauritius
E.D.S. de Mexico, Sociedad Anonima de Capital Variable	Mexico
Electronic Digital Systems Morocco SARL	Morocco

Electronic Data Systems (EDS) International B.V.	Netherlands
ExcellerateHRO Nederland B.V.	Netherlands
MphasiS Europe B V	Netherlands
E.D.S. Spectrum Corporation	Nevada
E.D.S. World Corporation (Far East)	Nevada
EDS Asia Pacific Services Corporation	Nevada
EDS World Services Corporation	Nevada
EDS (New Zealand) Limited	New Zealand
Electronic Data Systems (EDS) de Nicaragua y Cia Ltda.	Nicaragua
Wendover Financial Services Corporation	North Carolina
Wendover Funding, Inc.	North Carolina
Trusco Services, Inc.	North Carolina
EDS Norge AS	Norway
Electronic Data Systems (EDS) of Panama Corp.	Panama
EDS Electronic Data Systems del Peru S.A.	Peru
EDS Electronic Data Systems (Philippines), Inc.	Philippines
EDS Poland Sp. z.o.o.	Poland
EDS-Electronic Data Systems Processamento de Dados Informaticos, Lda.	Portugal
Nova EDS-Petro, Electronic Data Systems de Portugal, Proessamento de Dados Informaticos, Lda.	Portugal
EDS IT-Services S.R.L	Romania
Electronic Data Systems (CIS) Limited Liability Company	Russia
EDS (Scotland) Finance Partnership	Scotland
BFL Software Asia Pacific Pte. Limited	Singapore
EDS International (Singapore) Pte. Limited	Singapore
MphasiS Pte Limited	Singapore
EDS Slovakia S.R.O	Slovakia
Atraxis Africa (Pty) Limited	South Africa
EDS Africa (Pty)Limited	South Africa
Wynberg Executive Travel (Sunninghill) (Pty) Ltd	South Africa
EDS Omega, S.L.	Spain
Electronic Data Systems España S.A.	Spain
Gestión de Procesos Auziliares, S.L.	Spain
Rol. 20, S.A.	Spain
EDS Lanka (Private) Limited	Sri Lanka
EDS Sweden AB	Sweden
EDS (Schweiz) AG	Switzerland
EDS Information Business GmbH	Switzerland
Electronic Data Systems Taiwan Corporation	Taiwan
E.D.S. International Corporation	Texas
E.D.S. World Corporation (Netherlands)	Texas
NHIC, Corp.	Texas
EDS Electronic Data Systems (Thailand) Co., Ltd.	Thailand
EDS Electronic Data Sistemleri Ticaret Limited Sirketi	Turkey
EDS Ukraine TOV	Ukraine
Electronic Data Systems de Venezuela “EDS” C.A.	Venezuela
High Tech Services Risk Retention Group, Inc.	Vermont